                                                                     EXHIBIT 4.1

                                                                         NO. ___

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                    WARRANT
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Company:            PCSupport.com, Inc., a Nevada corporation

Number of Shares:   5,000

Class of Stock:     Common Stock

Issue Date:         January 11, 2000

Expiration Date:    January 11, 2003


     FOR VALUE RECEIVED, the adequacy and receipt of which is hereby acknowledged, PCSupport.com, Inc., a Nevada corporation (the "Company"), hereby certifies that ________ and his successors and assigns, are entitled to purchase from the Company FIVE THOUSAND (5,000) fully paid and non-assessable shares of Common Stock of the Company at any time and from time to time on and after the date which is three (3) months from the Issue Date until 12:00 midnight New York local time on the Expiration Date at an exercise price of ONE DOLLAR AND FIVE CENTS ($1.05) per share of Common Stock, on the terms and conditions hereinafter set forth.

     1.   Certain Definitions.  As used in this Warrant, the following terms
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have the following definitions:

          "Additional Shares of Common Stock" means all shares of Common Stock
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issued or issuable by the Company after the date of this Warrant, except for shares of Common Stock issued or issuable upon (i) the exercise of currently outstanding options or warrants or (ii) the conversion of currently outstanding Convertible Securities.

          "Common Stock" means the Company's common stock, $.001 par value per
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share, and includes shares of any new class of the Company's securities which are not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Company" is defined in the introduction above.
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          "Conversion Date" means the date that the Company receives this
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Warrant pursuant to the Warrantholders' conversion right pursuant to Section 4 hereof, or on such later date as specified by the Warrantholders.

          "Convertible Securities" means evidence of indebtedness, shares of
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stock or other securities which are at any time directly or indirectly convertible into or exchangeable for shares of Common Stock.

          "Current Market Price" of a share of Common Stock or of any other
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security as of a relevant date means: (i) the Fair Value thereof as determined in accordance with clause (ii) of the definition of Fair Value with respect to Common Stock or any other security that is not listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ (including the OTC Electronic Bulletin Board), and (ii) the average of the daily closing prices for the twenty (20) trading days before such date (excluding any trades which are not bona fide arm's length transactions) with respect to Common Stock or any other security that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ (including the OTC Electronic Bulletin Board). The closing price for each day shall be (i) the last sale price of shares of Common Stock or such other security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or if no securities of the same class as such other security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Warrantholders.

          "Exchange Act" means the Securities Exchange Act of 1934.
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          "Exercise Period" means the period commencing on the date which is
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three (3) months from the Issue Date and ending at 12:00 midnight New York local time on the Expiration Date.

          "Exercise Price" means One Dollar and Five Cents ($1.05), as may be
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adjusted from time to time pursuant to Section 6.

          "Expiration Date" is defined in the introduction above.
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          "Fair Value" means: (i) with respect to a share of Common Stock or any
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other security, the Current Market Price thereof, and (ii) with respect to any other property, assets, business or entity, an amount determined in accordance with the following procedure: The Company and the holders of the Warrants and Warrant Shares, as applicable, shall use their best efforts to mutually agree to a determination of Fair Value within ten (10) days of the date of the event requiring that such a determination be made. If the Company and such holders are unable to reach agreement within said ten (10) day period, the Company and such holders shall within ten (10) days of the expiration of the ten (10) day period referred to above each retain a separate independent investment banking firm (which firm shall not be the investment banking firm regularly retained by the Company). If either the Company or such holders fails to retain such an investment banking firm during such period, then the independent investment banking firm retained by such holders or the Company, as the case may be, acting alone, shall take the actions outlined below. Such firms shall determine (within thirty (30) days of their being retained) the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holders. If such firms cannot jointly make the determination, then, unless otherwise directed by agreement of the Company and such holders, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company and such holders, which firm shall make the determination and render an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by any and all such independent investment banking firms shall be paid 50% by the Company and 50% by the Warrantholders. If there is more than one holder of Warrants, and/or Warrant Shares entitled to a determination of Fair Value in any particular instance, each action to be taken by the holders of such Warrants and/or Warrant Shares under this Section shall be taken by a majority in interest of such holders and the action taken by such majority (including as to any mutual agreement with the Company with respect to Fair Value and as to any selection of investment banking firms) shall be binding upon all such holders. In the case of a determination of the Fair Value per share of Common Stock, the Company and such holders shall not take into consideration, and shall instruct all such investment banking firms not to take into consideration, any premium for shares representing control of the Company, any discount for any minority interest therein or any restrictions on transfer under applicable federal and state securities laws or otherwise.

          "Issue Date" is defined in the introduction above.
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          "Securities Act" means the Securities Act of 1933, as amended.
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          "Warrant(s)" means this Warrant and any warrants issued in exchange or
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replacement of this Warrant or upon transfer hereof.

          "Warrantholder(s)" means Irwin Olian and his successors and assigns.
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          "Warrant Shares" means shares of Common Stock issuable to
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Warrantholders pursuant to this Warrant.

     2.   Exercise of Warrant.  This Warrant may be exercised, in whole or in
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part, at any time and from time to time during the Exercise Period by written notice to the Company and upon payment to the Company of the Exercise Price for the shares of Common Stock in respect of which the warrant is exercised.

     3.   Form of Payment of Exercise Price.  Anything contained herein to the
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contrary notwithstanding, at the option of the Warrantholders, the Exercise Price may be paid in any one or a combination of the following forms: (a) by wire transfer to the Company, (b) by the Warrantholders' cashier's or bank check to the Company, and/or (c) by the surrender to the Company of Warrants, Warrant Shares, Common Stock and/or other securities of the Company and/or any subsidiaries of the Company having a Fair Value equal to the Exercise Price.

     4.   Cashless Exercise/Conversion.  In lieu of exercising this Warrant as
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specified in Sections 2 and 3 above, the Warrantholders may from time to time at the Warrantholders' option convert this Warrant, in whole or in part, into a number of shares of Common Stock of the Company determined by dividing (A) the aggregate Fair Value of such shares or other securities otherwise issuable upon the exercise of this Warrant minus the aggregate Exercise Price of such shares by (B) the Fair Value of one such share.

     5.   Certificates for Warrant Shares: New Warrant.  The Company agrees that
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the Warrant Shares shall be deemed to have been issued to the Warrantholders as the record owner of such Warrant Shares as of the close of business on the date on which payment for such Warrant Shares has been made (or deemed to be made by conversion) in accordance with the terms of this Warrant. Certificates for the Warrant Shares shall be delivered to the Warrantholders within a reasonable time, not exceeding five (5) business days, after this Warrant has been exercised or converted. A new Warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable also shall be issued to the Warrantholders within such time so long as this Warrant has been surrendered to the Company at the time of exercise.

     6.   Adjustment of Exercise Price, Number of Shares and Nature of
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Securities Issuable Upon Exercise of Warrants.
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          (a)  Exercise Price: Adjustment of Number of Shares.  The Exercise
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Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price (except for any adjustment under Section 6(b), in which case the number of shares that can be purchased will not be adjusted), the Warrantholders shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b)  Adjustment of Exercise Price Upon Issuance of Common Stock.  If
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and whenever after the date hereof the Company shall (i) reprice any outstanding options, warrants, or Convertible Securities or (ii) issue or sell Additional Shares of Common Stock or options, warrants or Convertible Securities to any person solely by virtue of such person's holding outstanding options, warrants or Convertible Securities, then, if the lowest price relating to any such repricing, issuance or sale, is lower than the Exercise Price in effect immediately prior to such repricing, issuance or sale, then the Exercise Price shall be reduced to equal such lowest price.

               No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.10 per share or more.

               The provisions of this Section 6(b) shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock split or dividend for which an adjustment is provided for under Section 6(e).

          (c)  Reorganization, Reclassification, Consolidation, Merger or Sale.
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If any capital reorganization of the Company or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this Warrant and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.
The Company shall not effect any consolidation, merger or sale of all or substantially all of the assets of the Company unless prior to or simultaneous with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or purchase of such assets shall assume, by written instrument executed and mailed or delivered to the Warrantholders, the obligation to deliver to such Warrantholders such cash (or cash equivalent), shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholders may be entitled to receive and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder; provided, however, in the case during the 18-month period following the Issue Date of any consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, at the election of each Warrantholder, in lieu of receiving such stock, securities or assets, such Warrantholder shall receive cash equal to the Fair Value of the Common Stock issuable upon exercise of the Warrant, less the Exercise Price payable upon exercise thereof.

          (d)  Company to Prevent Dilution.  In case at any time or from time to
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time conditions arise by reason of action taken by the Company, which are not adequately covered by the provisions of this Section 6, and which might materially and adversely affect the exercise rights of the Warrantholders under any provision of this Warrant, unless the adjustment necessary shall be agreed upon by the Company and the Warrantholders, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (who have not been employed by the Company within the last five years), acceptable to the Warrantholders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this
Section 6, necessary with respect to the Exercise Price and the number of shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Warrantholders. Upon receipt of such opinion, such Board of Directors shall forthwith make the adjustments described therein; provided that no such adjustments shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares as otherwise determined pursuant to this Section 6.

          (e)  Stock Splits, Stock Dividends and Reverse Splits.  In case at any
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time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall effect a stock dividend, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

          (f)  Dissolution, Liquidation and Wind-Up.  In case the Company shall,
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at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Warrantholders shall be entitled, upon the exercise of this Warrant, to receive in lieu of the shares of Common Stock of the Company which such Warrantholders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Warrantholders upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such Warrantholders been the holders of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

     7.   Special Agreements of the Company.
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          (a)  Reservation of Shares.  The Company covenants and agrees that all
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Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any Shareholder, and from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price.

          (b)  Avoidance of Certain Actions.  The Company will not, by amendment
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of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment of their rights hereunder.

          (c)  Securing Governmental Approvals.  If any shares of Common Stock
               -------------------------------
required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (d)  Listing on Securities Exchanges; Registration.  If, and so long
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as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, the Company will, at its expense, obtain and maintain the approval for listing or quotation, as the case may be, upon official notice of issuance of all Warrant Shares, and maintain the listing or quotation, as the case may be, of Warrant Shares after their issuance; and the Company will so list on such national securities exchange or have quoted on NASDAQ, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing or quotation of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company or quoted on NASDAQ.

          (e)  Information Rights.  So long as the Warrantholders hold this
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Warrant and/or any of the Warrant Shares, the Company shall deliver to the Warrantholders (i) promptly after mailing, copies of all communications to the shareholders of the Company, (ii) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by the independent public accountants of recognized standing, and (iii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          (f)  Preemptive Rights.  In the event the Company offers to the
               -----------------
Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock issuable pursuant to the Warrants shall be deemed to be issued and outstanding and held by the Warrantholders and the Warrantholders shall be entitled to participate in such rights offering.

          (g)  Compliance with Law.  The Company shall comply with all
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applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

     8.   Fractional Shares.  No fractional shares or scrip representing
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fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Value of one share of Common Stock.

     9.   Notices of Stock Dividends, Subscriptions, Reclassifications,
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Consolidations, Mergers, etc.  If at any time:  (i) the Company shall declare a
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cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

     10.  Registered Holder; Transfer of Warrants or Warrant Shares.
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          (a)  Maintenance of Registration Books; Ownership of this Warrant.
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The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          (b)  Exchange and Replacement.  This Warrant is exchangeable upon
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surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with all restrictions and provisions of this Warrant, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee(s), upon surrender of this Warrant, duly endorsed, to said office of the Company accompanied by a Form of Assignment in the form attached hereto as Exhibit "B". Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security, and the Warrantholders will indemnify and hold the Company harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense incurred, suffered or accrued by any of them, directly or indirectly, as a result of or based upon the making or deliverance of such new Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 10.

          (c)  Warrants and Warrant Shares Not Registered.  The Warrantholders,
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by accepting this Warrant, acknowledge that this Warrant and the Warrant Shares are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, and the Warrantholders represent that they are acquiring this Warrant for investment and not with a view to distribution.

     11.  Registration.
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          (a)  Registration Under the Securities Act.  The Warrant and the
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Warrant Shares and any of the other securities issuable upon exercise of the Warrant have not been registered under the Securities Act for public resale. Upon exercise, in part or in whole, of the Warrant, certificates representing the shares of Common Stock and any other securities issuable upon exercise, of the Warrant (collectively, the "Warrant Securities") shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Securities Act is available.

          (b)  Piggyback Registration.  If the Company proposes for any reason
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to register Primary Shares (as hereinafter defined) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) by filing a registration statement with the Securities and Exchange Commission (the "Commission") and such registration, together with any prior registration(s) of Primary Shares (as hereinafter defined) (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), would cause the Company to have registered in excess of $3,000,000 of Primary Shares (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), then the Warrantholders shall be entitled to piggyback registration rights, as set forth herein, with respect to such registration and all subsequent registrations of Primary Shares or Other Shares (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto). If the Company proposes for any reason to register Primary Shares or Other Shares, and such registration is a registration as to which the Warrantholders have piggyback registration rights pursuant to the previous sentence, the Company shall promptly give written notice to the Warrantholders of its intention to so register such Primary Shares or Other Shares and, upon the written request, delivered to the Company within 15 days after delivery of any such notice by the Company, of the Warrantholders to include in such registration Warrant Securities (which request shall specify the number of Warrant Securities proposed to be included in such registration), the Company shall use its commercially reasonable best efforts to cause all such Warrant Securities of the Warrantholders delivering such notice to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, for the offering advises the Company that the inclusion of all Warrant Securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Warrant Securities and Other Shares proposed to be included in such registration shall be included in the following order:

          (i)  if the Company proposes to register Primary Shares:


               (A)  first, the Primary Shares; and

               (B) second, the Warrant Securities and Other Shares requested to be included in such registration (or, if necessary, such Warrant Securities and Other Shares pro rata among the holders thereof based upon the number of Warrant Securities and Other Shares requested by each such holder); or

          (ii) if the Company proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares:

               (A) first, the Other Shares held by the parties demanding such registration;

               (B) second, the Warrant Securities and Other Shares (other than shares registered pursuant to Section 11(b)(ii)(A) hereof) requested to be registered by the holders thereof (or, if necessary, pro rata among the holders thereof based on the number of Warrant Securities and Other Shares requested to be registered by such holders); and

               (C)  Third, the Primary Shares.

     For purposes hereof the term "Other Shares" means at any time those shares of Common Stock held by any person (or issuable upon exercise or conversion of any security held by such person) that do not constitute Primary Shares or Warrant Securities. The term "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

          (c)  Covenants of the Company With Respect to Registration.  In
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connection with any registration under Section 11(b) hereof, the Company covenants and agrees as follows:

               (i) The Company shall use commercially reasonable best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the holders desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

               (ii) The Company shall pay all costs (excluding any underwriting or selling commissions or other charges of any broker-dealer or any attorney or other person acting on behalf of holders of Warrant Securities), fees and expenses in connection with all registration statements filed pursuant to Sections 11(b) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

               (iii) The Company will take all necessary action which may be reasonably required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of the states requested by the holders of Warrant Securities.

               (iv) The Company shall indemnify each of the holders of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that the
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Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the holder specifically for inclusion therein.

               (v) Nothing contained in this Agreement shall be construed as requiring the Warrantholders to exercise the Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

               (vi) If the offering is underwritten, the Company shall furnish to each holder of Warrant Securities participating in the offering and to each underwriter a signed counterpart, addressed to such holder or underwriter, of
(i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities that utilize the particular form of registration statement which is then being utilized by the Company.

               (vii) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

               (viii) The Company shall deliver promptly to each holder of Warrant Securities participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

               (ix) Until the earlier of (A) one year following the effectiveness of a registration statement filed pursuant to Section 11(b) hereof or (B) until all of the Warrant Securities are sold, the Company shall notify the holder of such Warrant Securities on a timely basis at any time when a prospectus relating to such Warrant Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holder, prepare and furnish to the holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in light of the circumstances then existing.

     12.  Representation and Warranties.  The Company hereby represents and
          -----------------------------
warrants to and covenants with Warrantholder that:

          (a)  Organization and Capitalization of the Company.  The Company is a
               ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. As of the date hereof, the authorized capital of the Company consists of 100,000,000 shares of Common Stock of which 6,425,569 shares of Common Stock are issued and outstanding. The Company has, and at all times during the Exercise Period will have, reserved for issuance pursuant to the Warrants that number of shares of Common Stock that are issuable pursuant to the Warrants. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of the Warrants, except that there are 1,136,438 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options. All of the outstanding shares of Common Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

          (b)  Authority.  The Company has full corporate power and authority to
               ---------
execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          (c)  No Legal Bar.  Neither the execution, delivery or performance of
               ------------
this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant will (a) conflict with or result in a violation of the Articles of Incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

          (d)  Validity of Shares.  When issued upon the exercise of this
               ------------------
Warrant as contemplated herein, the shares of Common Stock so issued will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

          (e)  Rule 144.  The Company covenants that it will file, on a timely
               --------
basis, all reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Warrantholders may request, all to the extent required from time to time to enable such Warrantholders to sell Warrant Shares without registration under the Securities Act within the limitation of the conditions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any holder of Warrant Shares, the Company will deliver to such holder a written statement verifying that it has complied with such information requirements.

     13.  Miscellaneous Provisions.
          ------------------------

          (a)  CHOICE OF LAW AND VENUE.
               -----------------------

               (i) THE VALIDITY OF THIS WARRANT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

               (ii) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL OR STATE COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, THE COMPANY AND WARRANTHOLDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(a)(ii).

               (iii) WAIVER OF JURY TRIAL.  THE COMPANY AND WARRANTHOLDER HEREBY
                     --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (b)  Notices.  All notices or demands by any party relating to this
               -------
Warrant shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to the Company and Warrantholder, as the case may be, at their addresses set forth below:

If to Company:        Suite 280, 4400 Dominion Street
                      Burnaby, British Columbia, Canada V5G 4G3
                      Attention: David W. Rowat, Vice President, Finance and
                      Business Development

If to Warrantholder:  [Insert address.]

               The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 13(b) shall be deemed received on the earlier of the date of actual receipt or three
(3) calendar days after the deposit thereof in the mail or one (1) calendar day after deposit thereof with an overnight delivery service.

          (c)  Successors and Assigns.  This Warrant shall bind and inure to the
               ----------------------
benefit of the respective successors and assigns of each of the parties hereto. Warrantholder and his successors and assigns may assign this Warrant and its rights and duties hereunder. The Warrantholder reserves the right to sell, assign and/or transfer all or any part of, or any interest in Warrantholder's rights and benefits hereunder.

          (d)  Attorneys' Fees.  Should the Company or any Warrantholder retain
               ---------------
counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys' fees for the services rendered to such prevailing party.

          (e)  Entire Agreement; Amendments and Waivers.  This Warrant sets
               ----------------------------------------
forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

          (f)  Severability.  If any term of this Warrant as applied to any
               ------------
person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

          (g)  Headings.  The headings in this Warrant are inserted only for
               --------
convenience of reference and shall not be used in the construction of any of its terms.

          (h)  Survival of Representations, Warranties and Covenants.  All
               -----------------------------------------------------
representations, warranties and covenants contained herein shall survive the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of the rights hereunder. The Warrantholder and each holder of Warrant Shares shall continue to be entitled to the rights contained herein indefinitely until, by their respective terms, they are no longer operative.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers effective as of the date first set forth above.



                                    PCSupport.com, Inc.
                                    a Nevada corporation,


                                    By:__________________________________
                                    Name:
                                    Title:

                                  EXHIBIT "A"

                               FORM OF EXERCISE

                 (To be signed only upon exercise of Warrant)



To:  ________________________________
     ________________________________
     ________________________________


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________* shares of Common Stock of ___________________ and herewith makes payment therefor by the following method or methods described in the Warrant ___________________________________, and
requests that the certificates for such shares be issued in the name of, and delivered to, ______________________, whose address is
_________________________________________.

Dated:  ____________________


     ______________________________________________________________________
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


     ______________________________________________________________________
                                   (Address)



_____________________

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                  EXHIBIT "B"

                              FORM OF ASSIGNMENT

                 (To be signed only upon transfer of Warrant)


     For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ the right represented by the within Warrant to purchase ________ shares of Common Stock of ____________________ to which the within Warrant relates, and appoints ___________________________ as Attorney-in-Fact to transfer such right on the books of ________________________ with full power of substitution in the premises. The Warrant being transferred hereby is the Common Stock Purchase Warrant issued by PCSupport.com, Inc. as of January 11, 2000.

Dated: ____________________


     ______________________________________________________________________
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


     ______________________________________________________________________
                                   (Address)